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                                                                 EXHIBIT 10.20.2


                               FIRST AMENDMENT TO
                     CHANGE IN CONTROL EMPLOYMENT AGREEMENT


         FIRST AMENDMENT by and between Cameron Ashley Building Products, Inc., a Georgia corporation (the "Company") and RONALD R. ROSS (the "Executive"), dated as of the ___ day of October, 1999 to the Change in Control Employment Agreement dated June 1, 1999 (the "Agreement").

         This Amendment is executed to modify certain terms of the definition of "Change in Control" hereunder to delete all references to CGW Southeast Partners
I. L.P.("CGW") to reflect the fact that CGW no longer owns a block of stock of the Company in excess of the 30% "control" factor as established by such definition of Change in Control.

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         1. Amendment. Paragraph 2 of the Agreement is amended in its entirely as follows:

         "Change in Control. For the purposes of this Agreement, a "Change in Control" shall mean the first to occur of the following events:

            (i) any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Section 13(d) and 14(d) thereof), excluding the Company, any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee thereof), but including a 'group' as defined in Section 13(d)(3) of the Exchange Act (a "Person"), becomes the beneficial owner of shares of the Company having at least thirty percent (30%) of the total number of votes that may be cast for the election of directors of the Company (the "Voting Shares")(such 30% or greater percentage hereinafter referred to as the "Voting Share Percentage"); provided that no Change of Control will occur as a result of an acquisition of stock by the Company which increases, proportionately, the stock representing the voting power of the Company owned by such person or group above the Voting Share Percentage, and provided further that if such person or group acquires stock representing more than the Voting Share Percentage by reason of share purchases by the Company, and after such share purchases by the Company acquires any additional shares representing voting power of the Company, then a Change of Control shall occur;

            (ii) the shareholders of the Company shall approve any merger or other business combination of the Company, sale of the Company's assets or combination of the foregoing transactions (a "Transaction") other than a Transaction involving only the Company, one or more of its Subsidiaries, or a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity; or

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            (iii) within any 24-month period beginning on or after the Effective
Date, the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors or the board of directors of any successor to the Company, provided that any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if such director was elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this clause (iii); and provided further that any director elected to the Board of Directors to avoid or settle a threatened or actual proxy contest shall in no event be deemed to be an Incumbent Director."

         2. Ratification. Except as amended hereby, the Agreement shall remain in full force and is hereby ratified and affirmed.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                                                /s/ Ronald R. Ross
                                       ----------------------------------------
                                       Ronald R. Ross


                                       CAMERON ASHLEY BUILDING
                                       PRODUCTS, INC.

                                       By:      /s/ John S. Davis
                                          -------------------------------------
                                                John S. Davis, Vice President &
                                                General Counsel



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